Exhibit 15.10
CONSENT OF QUALIFIED PERSON
Re: Annual Report on Form 20-F of ArcelorMittal

I, Michael Spleit, an employee of ArcelorMittal, in connection with ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “2022 20-F”):

a) certify that I have supervised and validated the preparation of the ArcelorMittal Liberia mineral resource and reserve estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits;

b) consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2022 20-F and the ArcelorMittal Liberia mineral resource and reserve estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits; and

c) consent to the incorporation by reference of the 2022 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia mineral resource and reserve estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits. I, certify that I have read the 2022 20-F and that it fairly and accurately represents the mineral resources and reserves for each property for which I am responsible.

Dated: 22nd February 2023

/s/Michael Spleit
Michael Spleit, ing.
Ordre des ingénieurs du Québec (Member #146512)

ArcelorMittal Limited             T +44(0)20 7543 1130
7th Floor                F +44 (0)20 7543 1165
Berkeley Square House            www.arcelormittal.com
Berkeley Square
London W1J 6DA            Registered office details
United Kingdom                 Registred no. 03335595

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

I, Dr. Alistair Bryan Jeffcoate, an employee of ArcelorMittal, in connection with ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “2022 20-F”):

a) certify that I have supervised and validated the preparation of the ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits;

b) consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2022 20-F and ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits; and

c) consent to the incorporation by reference of the 2022 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra and Mt Yuelliton deposits. I certify that I have read the 2022 20-F and that it fairly and accurately represents the mineral resources for each property for which I am responsible.

Dated: 22nd February 2023

/s/ Alistair Bryan Jeffcoate
Dr. Alistair Bryan Jeffcoate
MAusIMM (CP)

ArcelorMittal Limited             T +44(0)20 7543 1130
7th Floor                F +44 (0)20 7543 1165
Berkeley Square House            www.arcelormittal.com
Berkeley Square
London W1J 6DA            Registered office details
United Kingdom                 Registred no. 03335595